Exhibit 99.1

Boston Therapeutics Initiates Research Study on PAZ320 at University of Minnesota

Year-Long Study Expected to Provide Insight into PAZ320’s Mechanism of Action

MANCHESTER, NH – October 15, 2013 -- Boston Therapeutics, Inc. (OTCQB: BTHE) (“Boston Therapeutics” or “the Company”), a developer of drugs based on complex carbohydrate chemistry to treat diabetes, is sponsoring a research study with the University of Minnesota on PAZ320, a complex carbohydrate-based drug designed to reduce the elevation of post-meal blood glucose by blocking the action of carbohydrate-hydrolyzing enzymes.

The study is titled, “NMR studies of PAZ320 with sugar hydrolyzing enzymes” and will be conducted by Kevin H. Mayo, Ph.D., a professor in the Department of Biochemistry, Molecular Biology and Biophysics at the University of Minnesota (UMN), Minneapolis. Dr. Mayo’s lab at the UMN has been using NMR spectroscopy for many years to investigate interactions of various carbohydrates and proteins.

The study aims to provide molecular-level information on PAZ320 and its mechanism of action. Specifically, the study aims to better characterize PAZ320 galactomannan, and assess interactions of PAZ320 with various sugar-hydrolyzing enzymes, e.g., glucosidase and maltase. The study may also offer insight into allosteric properties of PAZ320 with enzymes, gauge the effect of PAZ320 on enzyme-mediated sugar hydrolysis, and compare PAZ320 with other diabetes drugs.

Dr. Mayo commented that “PAZ320 appears to be a promising compound in the treatment of diabetes and deserves closer evaluation by the scientific community. This Boston Therapeutics supported investigation is designed to assess biomolecular interactions between PAZ320 and various sugar hydrolyzing enzymes, and should contribute to understanding PAZ320’s mechanism of action on the molecular level.”

David Platt, Ph.D., Chief Executive Officer, Boston Therapeutics, said, “We are greatly encouraged by the results obtained to date regarding the ability of PAZ320 to reduce the elevation of post-meal blood glucose. We expect this new study at the University of Minnesota will deepen our understanding of this compound on a molecular level, and strengthen our knowledge of its potential as a drug for diabetes patients.”

About Boston Therapeutics, Inc.

Boston Therapeutics, headquartered in Manchester, NH, (OTCQB: BTHE) is a leader in designing drugs using complex carbohydrate chemistry. The Company's product pipeline is focused on developing and commercializing therapeutic molecules for Type 2 diabetes, including: PAZ320, a non-systemic chewable therapeutic compound designed to reduce post-meal glucose elevation, and IPOXYN, an injectable anti-necrosis drug specifically designed to treat lower limb ischemia associated with diabetes. More information is available at www.bostonti.com.

Forward Looking Statements

This press release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or future financial performance, and use words such as "may," "estimate," "could," "expect" and others. They are based on our current expectations and are subject to factors and uncertainties which could cause actual results to differ materially from those described in the statements. Factors that could cause our actual performance to differ materially from those discussed in the forward-looking statements include, among others, that our plans, expectations and goals regarding the clinical trials are subject to factors beyond our control and provide no assurance of FDA approval of our drug development plans. Our clinical trials may not produce positive results in a timely fashion, if at all, and any necessary changes during the course of the trial could prove time consuming and costly. We may have difficulty in enrolling candidates for testing, which would affect our estimates regarding timing, and we may not be able to achieve the desired results. Any significant delays or unanticipated costs in the trials could delay obtaining meaningful results from Phase ll and/or preparing for Phase lll with the current cash on hand.

Upon receipt of FDA approval, we may face competition with other drugs and treatments that are currently approved or those that are currently in development, which could have an adverse effect on our ability to achieve revenues from this proposed indication. Plans regarding development, approval and marketing of any of our drugs, including PAZ320, are subject to change at any time based on the changing needs of our company as determined by management and regulatory agencies. To date, we have incurred operating losses since our inception, and our ability to successfully develop and market drugs may be affected by our ability to manage costs and finance our continuing operations. For a discussion of additional factors affecting our business, see our Annual Report on Form 10-K for the year ended December 31, 2012, and our subsequent filings with the SEC. You should not place undue reliance on forward-looking statements. Although subsequent events may cause our views to change, we disclaim any obligation to update forward-looking statements.

Contact:

Boston Therapeutics, Inc.
Anthony Squeglia
Vice President of Strategic Planning
Phone: 603-935-9799
Email: anthony.squeglia@bostonti.com
www.bostonti.com